Exhibit (a)(5)

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company: New Mountain Guardian (Leveraged), L.L.C.

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the Limited Liability Company shall be changed from “New Mountain Guardian (Leveraged), L.L.C.” to “New Mountain Finance Holdings, L.L.C.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the                         day of                                     , A.D. 2011.

By:
Authorized Person(s)

Name:
Print or Type